UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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Mace Security International, Inc.

(Name of Registrant as Specified In Its Charter)

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240 Gibraltar Road, Suite 220 Horsham, Pennsylvania 19044 215-259-5671
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Date: Tuesday, December 15, 2009
Time: 10:00 AM, Eastern Time
Location:
New York Athletic Club
Colonial Room
180 Central Park South
New York, New York 10019
To Mace Security International, Inc. Stockholders:
We invite you to attend our 2009 Annual Meeting of Stockholders. At this meeting, you and the other stockholders will be able to vote on the following proposals, together with any other business that may properly come before the meeting.
1.
Election of five directors to the Board of Directors for one-year terms. The Board has nominated for election Mark S. Alsentzer, Richard A. Barone, Gerald T. LaFlamme, John C. Mallon, and Dennis R. Raefield.

2.	Ratification of the appointment of Grant Thornton LLP as Mace’s registered public accounting firm for fiscal year 2009.
You may vote on these proposals in person by attending the Annual Meeting or by proxy. The attached proxy statement provides details on voting by proxy. If you cannot attend the Annual Meeting, we urge you to complete and return promptly the enclosed proxy card in the enclosed self-addressed stamped envelope so that your shares will be represented and voted at the Annual Meeting in accordance with your instructions. Of course, if you attend the Annual Meeting, you may withdraw your proxy and vote your shares at the Annual Meeting.
Only stockholders of record at the close of business on October 23, 2009 can vote at the Annual Meeting and any adjournment or postponement of the Annual Meeting.

By Order of the Board of Directors,

/s/ Robert M. Kramer

Horsham, Pennsylvania	Robert M. Kramer
November 3, 2009	Secretary
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2009
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 15, 2009.
Mace Security International’s Proxy Statement for the 2009 Annual Meeting of Stockholders and the Annual
Report on Form 10-K for the year ended December 31, 2008 are available via the Internet at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=12765

ii

240 Gibraltar Road, Suite 220 Horsham, Pennsylvania 19044 (215) 259-5671

PROXY STATEMENT

INTRODUCTION
The Board of Directors is soliciting proxies to be used at the 2009 Annual Meeting of Stockholders of Mace Security International, Inc. (“Mace” or the “Company”) to be held on Tuesday, December 15, 2009 at 10:00 AM, Eastern Time, at the New York Athletic Club, Colonial Room, 180 Central Park South, New York, New York 10019. Mace will begin mailing this proxy statement and the enclosed proxy card on or about November 3, 2009 to its stockholders entitled to vote at the Annual Meeting.
The Board of Directors is soliciting your proxy to encourage you to vote on the proposals at the Annual Meeting and to obtain your support for the proposals. You are invited to attend the Annual Meeting and vote your shares directly. If you do not attend, you may vote by proxy, which allows you to direct another person to vote your shares at the Annual Meeting on your behalf, using the accompanying proxy card. Even if you plan to attend the Annual Meeting, it is a good idea to complete, sign and return the proxy card in case your plans change. You can always vote in person at the Annual Meeting, even if you have already returned the proxy card, by revoking your original proxy card.
About these Proxy Materials
The Proxy Card The proxy card permits you to vote by proxy, whether or not you attend the Annual Meeting. When you sign the proxy card, you appoint certain individuals as your representatives at the Annual Meeting. They will vote your shares of Mace common stock at the Annual Meeting as you have instructed on the proxy card. If a proposal comes up for a vote that is not on the proxy, and for which the Company did not receive notice of at least 45 days before this proxy solicitation, they will vote your shares as they deem appropriate.
This Proxy Statement This proxy statement contains important information for you to consider when deciding how to vote on the proposals. Please read it carefully. It is divided into six sections following this Introduction:
Mace will bear the cost of soliciting proxies for an affirmative vote on the proposals. Mace will not reimburse any other person or entity for the cost of preparing its own proxy materials or soliciting proxies for any matter. Mace’s directors, officers and employees may solicit proxies, but will receive no special compensation for any solicitation activities. Proxies may be solicited by mail, in person, by telephone, facsimile or by other means. Mace will reimburse brokers, nominees, custodians and fiduciaries for their reasonable out-of-pocket expenses in forwarding proxy materials to the beneficial owners of Mace common stock.

About the Annual Meeting
When And Where Mace will hold the Annual Meeting on Tuesday, December 15, 2009, at 10:00 AM, Eastern time, at the New York Athletic Club, Colonial Room, 180 Central Park South, New York, New York 10019.
Record Date The Board has fixed the close of business on October 23, 2009 as the record date for the Annual Meeting. All stockholders of record at that time are entitled to notice of and are entitled to vote in person or by proxy at the Annual Meeting.
Quorum Requirement Mace’s bylaws require that a majority of outstanding shares of Mace common stock must be represented at the Annual Meeting, whether in person or by proxy, constituting a quorum, in order to transact business. Abstentions and broker non-votes will be counted in determining whether there is a quorum at the Annual Meeting.
The Proposals Stockholders will vote on the following proposals at the Annual Meeting:
•	election of five directors; and

•	ratification of the appointment of Grant Thornton LLP as Mace’s independent registered public accounting firm for fiscal year 2009.
Other Matters There were no stockholder proposals submitted for the Annual Meeting for inclusion in this proxy statement. Neither Mace nor its Board intends to bring any other matter before the Annual Meeting. If other matters requiring the vote of the stockholders properly come before the Annual Meeting, which were omitted from this proxy statement pursuant to Rule 14a-8 or 14a-9 promulgated under the Securities Exchange Act of 1934, as amended (the”Exchange Act”) or which the Board did not know would be presented at least 45 days before this solicitation, the persons named in the enclosed proxy card will have discretionary authority to vote the proxies held by them with respect to such matters in accordance with their best judgment on such matters.
Presence of Independent Registered Public Accountants Representatives of Grant Thornton LLP, Mace’s independent registered public accounting firm, will be present at the Annual Meeting. They will have the opportunity to make a statement at the Annual Meeting, if they choose, and they are expected to be available to respond to stockholder questions.
The Stockholders As of the record date of October 23, 2009, there were 16,052,075 shares of Mace common stock issued and outstanding. A complete list of stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder for any purpose relating to the Annual Meeting for ten days prior to the meeting during ordinary business hours at Mace’s headquarters located at 240 Gibraltar Road, Suite 220, Horsham, Pennsylvania 19044.
Voting at the Annual Meeting
You are entitled to one vote for each share of Mace common stock that you owned of record at the close of business on October 23, 2009. The presence, in person or by proxy, of the holders of a majority of shares of common stock issued and outstanding and entitled to vote at the Annual Meeting is necessary to constitute a quorum. Abstentions are counted as “shares present” at the meeting for purposes of determining whether a quorum exists. Abstentions have the effect of a vote “against” any matter to which they are specified. Proxies submitted by brokers that do not indicate a vote for some or all of the proposals because they do not have discretionary voting authority and have not received instructions as to how to vote on those proposals (so-called “broker non-votes”) are considered “shares present” at the meeting for purposes of determining whether a quorum exists. Broker non-votes will not affect the outcome of the vote on any matter unless the matter requires the affirmative vote of a majority of the outstanding shares and in such case will have the effect of a vote “against” that matter.

The five nominees for director receiving the highest number of affirmative votes shall be elected as directors. Stockholders do not have the right to cumulate their votes in the election of directors. The other proposal requires the approval of a majority of all shares of Mace common stock entitled to vote for such proposal that are represented at the Annual Meeting in person or by proxy.
How To Vote Your Shares
You may vote in one of two ways:
•	return your completed, signed and dated proxy card before the Annual Meeting; or

•	cast a written ballot in person at the Annual Meeting (you will need a legal proxy from your stockbroker if you hold your shares in street name).
Voting By Proxy The proxy card has simple instructions. By returning a completed proxy card before the Annual Meeting, you will direct the appointed persons (known as “proxies”) to vote your shares at the Annual Meeting in accordance with your instructions. Gregory M. Krzemien and Robert M. Kramer will serve as your proxies for the Annual Meeting. If you complete the entire proxy card except for the voting instructions, the proxies will vote your shares for the election of the nominated directors and for the ratification of the appointment of Grant Thornton LLP as Mace’s independent registered public accounting firm for fiscal year 2009. If any nominee for election to the Board is unable to serve, which is not anticipated, then the designated proxies will vote your shares for any substitute nominee chosen by the Board. If any other matters properly come before the Annual Meeting, then the designated proxies will vote your shares in their discretion on such matters.
How To Revoke Your Proxy You may revoke your proxy at any time before it is exercised at the Annual Meeting by any of the following means:
•	notifying Mace’s Secretary in writing (notice to be sent to Mace’s executive offices, the address for which is located on the first page of this proxy statement);

•	submitting another proxy card with a later date; or

•	attending the Annual Meeting and voting by written ballot (mere attendance at the Annual Meeting will not by itself revoke your proxy).
Only the record owner of your shares can vote your shares or revoke a proxy the record owner has given. If your shares are in street name, you will not be able to revoke the proxy given by the street name holder.

THE PROPOSALS
Proposal 1. Election of Directors
Election of five directors to the Board of Directors for a one-year term and until their respective successor is duly elected and qualified.
Nominees

Mark S. Alsentzer		Richard A. Barone
Gerald T. LaFlamme		John C. Mallon
Dennis R. Raefield
Mark S. Alsentzer, Richard A. Barone, Gerald T. LaFlamme, John C. Mallon, and Dennis R. Raefield currently serve on the Board of Directors. Mr. Mallon currently serves as Chairman of the Board.
All five of the director nominees were nominated by the Company’s Nominating Committee and approved by the Board of Directors. All nominees have agreed to be nominated to stand for election at the 2009 Annual Meeting.
Biographical information for each nominee appears below.

Mark S. Alsentzer
Age:	54
Director Since:	December 15, 1999
Principal Occupation:
January 2006-Present	Chief Executive Officer and Director of Pure Earth, Inc.

Recent Business Experience:
December 1996 — October 2005	Director, U.S. Plastic Lumber Corporation (a plastic lumber and recycling company)

December 1996 — July 2004	President and Chief Executive Officer of U.S. Plastic Lumber Corporation (a plastic lumber and recycling company)

1992-December 1996	Vice President of Republic Environmental System, Inc. (an environmental services company)

Other Directorships:	Pure Earth, Inc.

Involvement in Certain Legal Proceedings:	On July 23, 2004, U.S. Plastic Lumber Corporation filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code. At the time of the Chapter 11 filing, Mark S. Alsentzer, a director of Mace, was Chairman, President and Chief Executive Officer of U.S. Plastic Lumber Corporation. Mr. Alsentzer is no longer Chairman, a director, President or Chief Executive Officer of U.S. Plastic Lumber Corporation.

Richard A. Barone
Age:	67
Director Since: Principal Occupation:	March 31, 2009
2001-Present	Chairman of the Executive Committee for the Ancora Group of Companies. The Ancora Group of Companies includes Ancora Advisors LLC, Ancora Capital Inc., Ancora Securities Inc, the Ancora Mutual Funds, and the Ancora Foundation.

Recent Business Experience:
2001-Present	Mr. Barone also oversees or manages a variety of investment strategies for the Ancora Group, selected clients and the Ancora Group’s Hedge Fund, Merlin Partners. Ancora Securities, Inc. is registered as a broker/dealer with the Securities and Exchange Commission (the “SEC”) and the Financial Industry Regulatory Authority (“FINRA”), formerly known as the NASD. Ancora Advisors, LLC is registered as an investment advisor with the SEC under the Investment Advisors Act of 1940, as amended. The Ancora Mutual Funds includes Ancora Income Fund, Ancora Equity Fund, Ancora Special Opportunity Fund and Ancora MicroCap Fund. Mr. Barone is the controlling shareholder of Ancora Capital, controls 31% of Ancora Advisors, LLC, and is Chairman of and has an ownership interest in the various Ancora Funds.

Other Directorships:	Chairman of the Executive Committee for the Ancora Group of Companies, Chairman of Cleveland State University Foundation, Trustee of Cleveland State University, Director of Hospice of the Western Reserve, Director of Brentwood Hospital, Director of Stephan Company and Chairman of Evergreen Expedition Group.

Gerald T. LaFlamme
Director Since:	December 14, 2007
Age:	70
Principal Occupation:
2004-Present	President of JL Development Company, Inc. (a real estate development and consulting company)

Recent Business Experience:
5/20/2008 – 8/18/2008	Interim Chief Executive Officer of the Company.

2001-2004	Senior Vice President and CFO of Davidson Communities, LLC (a regional home builder)

1978-1997	Area Managing Partner, Ernst & Young, LLP, and a predecessor accounting firm in San Diego, CA.

Other Directorships:	Arlington Hospitality Inc. (Chairman of Audit Committee)

Involvement in Certain Legal Proceedings:	On August 31, 2005, Arlington Hospitality Inc. filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code. At the time of the Chapter 11 filing, Mr. LaFlamme was a director.

John C. Mallon
Chairman of the Board Since:	May 20, 2008
Director Since:	December 14, 2007
Age:	74
Principal Occupation:
2006-Present	Chairman of the Board and General Counsel of IBI Armored Services, Inc., a privately held national armored trucking and money processing company.

Recent Business Experience:
1994-2008	Managing Director of Mallon Associates (an investment bank and business broker specializing in the security industry).

1994 to 2006	Editor and Publisher of Mallon’s Security Investing and Mallon’s Security Report (financial newsletters tracking more than 250 public security companies) and attorney licensed to practice in the states of New York and Connecticut and the Federal District Court for the Eastern District of New York.

Other Directorships:	Good Harbor Partners Acquisition Corporation (a public special purpose acquisition corporation focusing on acquisitions in the global security market) and IBI Armored Services, Inc. (a privately held national armored trucking, and money processing company). Mr. Mallon is the Chairman of the Board of IBI Armored Services, Inc. and is a Director and Chairman of the Audit Committee of Good Harbor Partners Acquisition Corporation.

Dennis R. Raefield
Age:	61
Director Since:	October 16, 2007
Principal Occupation:
August 18, 2008 — Present	President and Chief Executive Officer of Mace

Recent Business Experience:
April 2007-August 17, 2008	President of Reach Systems, Inc (formerly, Edge Integration Systems, Inc. (a manufacturer of security access control systems).

February 2005-February 2006	President of Rosslare Security Products, Inc. (a manufacturer of diverse security products).

February 2004-February 2005	President of NexVision Consulting (security business consultant).

January 2003-February 2004	President of Ortega InfoSystems (a software developer).

October 1998-November 2002	President of Ademco and Honeywell Access Systems, (a division of Honeywell, Inc. that manufactures access control systems).
The Board of Directors recommends that you vote FOR the election of Mark S. Alsentzer, Richard A. Barone, Gerald T. LaFlamme, John C. Mallon, and Dennis R. Raefield to Mace’s Board.

Proposal 2. Ratification of Independent Registered Public Accounting Firm
Ratification of the Audit Committee’s appointment of Grant Thornton LLP as Mace’s independent registered public accounting firm for fiscal year 2009.
The Audit Committee of the Board of Directors selects the independent registered public accounting firm to audit Mace’s books of account and other corporate records. The Audit Committee’s selection of Grant Thornton LLP to audit Mace’s books of account and other corporate records for 2009, which has been approved by the Board of Directors, is being submitted to you for ratification.
The Board of Directors recommends that you vote FOR the ratification of the appointment of Grant Thornton LLP as Mace’s independent registered public accounting firm for fiscal year 2009.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
About Prior Audits
The reports of Grant Thornton LLP on Mace’s consolidated financial statements for the fiscal years ended December 31, 2008, 2007, 2006, 2005 and 2004 did not contain any adverse opinion or disclaimer of opinion or modification or qualification as to uncertainty, audit scope or accounting principles. In connection with its audits for each of the last three fiscal years, there have been no disagreements between Mace and Grant Thornton LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grant Thornton LLP, would have caused them to refer to any such disagreements in their report on Mace’s consolidated financial statements for such years.
Audit Fees and Related Matters
Audit Fees. The Company was billed $361,164 by Grant Thornton LLP for the audit of Mace’s annual financial statements for the fiscal year ended December 31, 2008, and for the review of the financial statements included in Mace’s Quarterly Reports on Forms 10-Q filed for the calendar quarters of 2008. The Company was billed $331,648, by Grant Thornton LLP for the audit of Mace’s annual financial statements for the fiscal year ended December 31, 2007, and for the review of the financial statements included in Mace’s Quarterly Reports on Forms 10-Q for the calendar quarters of 2007.
Tax Fees. The Company was billed $187,336 and $70,139 for tax compliance services rendered by Grant Thornton LLP during 2008 and 2007, respectively. The services provided by Grant Thornton LLP aided the Company in the preparation of federal, state and local tax returns.
All Other Fees. The Company did not incur any other fees from Grant Thornton LLP during 2008 or 2007.
Other Matters. The Audit Committee of the Board of Directors has considered whether the provision of financial information systems design and implementation services and other non-audit services is compatible with maintaining the independence of Mace’s registered public accountants, Grant Thornton LLP. The Audit Committee pre-approves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditors. All auditing services and permitted non-audit services in 2008 and 2007 were pre-approved. The Audit Committee may delegate authority to the chairman, or in his or her absence, a member designated by the chairman to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such person or subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.

Presence of Independent Registered Public Accounting Firm
Representatives of Grant Thornton LLP will be at the Annual Meeting and will have the opportunity to make a statement at the Annual Meeting, if they desire. Representatives of Grant Thornton LLP will be available to respond to appropriate questions.
ABOUT THE BOARD OF DIRECTORS AND EXECUTIVE OFFICERS
About the Board and its Committees
Mace’s Board is currently comprised of five directors: Mark S. Alsentzer, Richard A. Barone, Gerald T. LaFlamme, John C. Mallon, and Dennis R. Raefield. Each director position is elected annually for a one-year term.
Mace has Corporate Governance Guidelines which provide that two-thirds of the Company’s directors should be independent. The independence of a director is currently determined by the Board of Directors applying the criteria established by the rules of the NASDAQ Global Market and the criteria set forth in Section 3.14 of the Company’s Bylaws. Section 3.14 of the Company’s Bylaws sets forth certain familial relationships and relationships with the Company that precludes a director from being considered as independent. The criteria set forth in Section 3.14 of the Company’s Bylaws may be examined by stockholders on the Company’s web site at www.mace.com under the heading of Investor Relations. The Board has determined that Messrs. Alsentzer, Barone, LaFlamme, and Mallon are independent under the rules of the NASDAQ Global Market and under the criteria of Section 3.14 of the Company’s Bylaws.
The Board has a Nominating Committee, an Audit Committee, a Compensation Committee, and an Ethics and Corporate Governance Committee. All of the committees of the Board are governed by a charter and such charters, along with the Company’s Corporate Governance Guidelines and Bylaws are posted on the Company’s website at www.mace.com. All members of the Audit Committee, Compensation Committee, Nominating Committee, and the Ethics and Corporate Governance Committee of the Board are independent directors within the meaning of the rules of the NASDAQ Global Market.
Meetings of the Board and its Committees During 2008
Mace’s Board of Directors held 23 formal meetings during 2008. Committees of the Board of Directors held 13 formal meetings during the fiscal year ended December 31, 2008, as set forth on the following chart. All directors attended more than 75% of the aggregate of Mace’s Board meetings and the meetings of the committees of the Board on which they served. In addition to meeting as members of committees, the independent directors held 8 meetings in 2008 as independent directors.

The following chart describes the calendar year 2008 composition and the functions of the standing committees of the Board of Directors and of the Independent Directors.
BOARD COMMITTEES

		No. of
		Meetings
		Held in
Committee	Members	2008	Functions
Audit	January 1, 2008 to May 20, 2008 Gerald T. LaFlamme* Mark S. Alsentzer Constantine N. Papadakis, Ph.D. May 21, 2008 to August 18, 2008 John C. Mallon* Mark S. Alsentzer Constantine N. Papadakis, Ph.D August 19, 2008 to December 31, 2008 Gerald T. LaFlamme* Mark S. Alsentzer Constantine N. Papadakis, Ph.D	9
•     Selects independent registered public accounting firm.
•     Confers with independent registered public accounting firm and internal personnel on the scope of registered public accounting firm’s examinations.
•     Reviews internal controls and procedures.
•     Reviews related party transactions.

Compensation	January 1, 2008 to August 17, 2008 Constantine N. Papadakis, Ph.D.* Dennis R. Raefield John C. Mallon August 18, 2008 to December 31, 2008 Constantine N. Papadakis, Ph.D.* John C. Mallon	3
•     Annually reviews CEO compensation and performance.
•     Annually establishes goals for CEO.
•     Annually reviews COO and CFO compensation.
•     Annually approves compensation for CEO, COO and CFO.
•     Reviews and determines Director compensation.

			• Hires compensation consultants.
			• Recommends executive compensation to the Board.
			• Administers Mace’s Non-Qualified Stock Option Plan.
			• Administers Mace’s 1999 Stock Option Plan.
			• Administers director compensation.

Nominating	January 1, 2008 to December 31, 2008 Mark S. Alsentzer* Gerald T. LaFlamme	1	• Develops and recommends to the Board criteria for the selection of new directors to the Board.
	Constantine N. Papadakis, Ph.D.		• Seeks candidates to fill vacancies in the Board.
			• Retains and terminates search firms to be used to identify director candidates.
			• Recommends to the Board processes for evaluating the performance of the Board.
			• Recommends to the Board nominees for election as directors at the annual meeting of stockholders.

		No. of
		Meetings
		Held in
Committee	Members	2008	Functions
Ethics and Corporate Governance	January 1, 2008 to August 17, 2008 John C. Mallon* Dennis R. Raefield Gerald T. LaFlamme	—	• Recommends to the Board changes to the Company’s Code of Ethics and Business Conduct, Insider Trading Policy and Corporate Disclosure Policy.

	August 18, 2008 to December 31, 2008 John C. Mallon* Gerald T. LaFlamme		• Monitors employee compliance with the Code of Ethics and Business Conduct Policy, Insider Trading Policy and Corporate Disclosure Policy.
			• Reviews, along with the Audit Committee, allegations of wrongdoing concerning directors and the Chief Executive Officer.

•     Makes recommendations to the Board regarding responses to inquiries by regulatory authorities relating to the Company’s Code of Ethics and Business Conduct, Insider Trading Policy and Corporate Disclosure Policy.

Independent	January 1, 2008 to August 18, 2008	8	• Meet in executive session.
Directors
John C. Mallon, Lead Independent
Gerald T. LaFlamme
Mark S. Alsentzer
Constantine N. Papadakis, Ph. D.
Dennis R. Raefield

August 19, 2008 to December 31, 2008
John C. Mallon, Lead Independent
Gerald T. LaFlamme
Mark S. Alsentzer
Constantine N. Papadakis, Ph. D.
			• Provide oversight of management and inside directors.

*	Designates Chairman of Committee.
Director Compensation
The following table provides summary information concerning cash and certain other compensation paid or accrued by Mace to or on behalf of Mace’s Directors for the year ended December 31, 2008, other than Louis D. Paolino, Jr. who did not receive compensation for serving as a director. Additionally, the amounts in the table below reflect the compensation paid to Mr. Raefield for his services as a Director through the date of his employment. After the date of Mr. Raefield’s employment, he did not receive compensation for continuing to serve as a director.

	Fees
	Earned or		All
	Paid in	Option	Other
	Cash	Awards	Compensation
Name	($)	($) (1)	($)	Total

Constantine N. Papadakis, Ph.D	$32,500	$23,198	$—	$55,698

Mark S. Alsentzer	$33,000	$23,198	$—	$56,198

Dennis R. Raefield	$27,000	$23,198	$—	$50,198

Gerald T. LaFlamme	$30,000	$23,198	$—	$53,198

John C. Mallon	$55,500	$23,198	$—	$78,698

(1)
The aggregate options outstanding at December 31, 2008 were as follows: Mark S. Alsentzer, 137,500 options; Constantine N. Papadakis, Ph.D., 132,500 options; John C. Mallon, 30,000 options; and Gerald T. LaFlamme, 30,000 options. Assumptions used in the calculation of these amounts are included in Note 2 to the Company’s Audited Financial Statements for the fiscal year ended December 31, 2008. The amounts in this column reflect the dollar amount recognized, in accordance with the Statement of Financial Accounting Standards No. 123 (revised 2004) “Share-Based Payment” (“SFAS 123(R)”), for financial reporting purposes for the fiscal year ended December 31, 2008. There were no options granted to non-employee directors in 2007. Options granted to non-employee directors in 2008 were for services on the Board for 2008 and 2009.

For the year 2008, the Board of Directors approved of the following fees to be paid to directors who are not employees of the Company with respect to their calendar year 2008 service: a $15,000 annual cash retainer fee to be paid in a lump sum; a $1,000 fee to each non-employee director for each Board or Committee meeting attended in person; a $500 fee to each non-employee director for each Board or Committee meeting exceeding thirty minutes in length attended by telephone; a grant of 15,000 options at the close of market on January 8, 2008 for services on the Board for 2008; and a grant of 15,000 options at the close of market on December 11, 2008 for services on the Board for 2009 to each non-employee director. The grants vested immediately. The fees earned or paid in cash also include a special fee of $25,000 to Mr. Mallon for the significant amount of time Mr. Mallon spent working on the Paolino Arbitration matter in 2008.
Director Attendance at Annual Meetings
The Company encourages all of its directors to attend the Company’s Annual Meeting of Stockholders. Last year, all current directors attended the Company’s 2008 Annual Meeting of Stockholders.
Nominating Committee
The Nominating Committee is composed of all independent directors. The Nominating Committee is currently composed of Mark S. Alsentzer, Chairman, Gerald T. LaFlamme and John C. Mallon. The charter of the Nominating Committee is available for inspection on the Company’s web site, www.mace.com under the heading of Investors Relations. The Nominating Committee considers candidates for Board membership suggested by its members, other Board members and management. The Nominating Committee has authority to retain a search firm to assist in the identification of director candidates. In selecting nominees for director, the Nominating Committee considers a number of factors, including, but not limited to:
•
whether a candidate has demonstrated business and industry experience that is relevant to the Company, including recent experience at the senior management level (preferably as chief executive officer or in a similar position) of a company as large or larger than the Company;

•	the candidate’s ability to meet the suitability requirements of all relevant regulatory agencies;

•	the candidate’s ability to represent interests of the stockholders;

•	the candidate’s independence from management and freedom from potential conflicts of interest with the Company;

•	the candidate’s financial literacy, including whether the candidate will meet the audit committee membership standards set forth in the rules of the NASDAQ Global Market;

•	whether a candidate is widely recognized for his or her reputation, integrity, judgment, skill, leadership ability, honesty and moral values;

•	the candidate’s ability to work constructively with the Company’s management and other directors; and

•	the candidate’s availability, including the number of other boards on which the candidate serves, and his or her ability to dedicate sufficient time and energy to his or her board duties.
During the process of considering a potential nominee, the Committee may request additional information concerning, or an interview with, the potential nominee.
The Nominating Committee will also consider recommendations by stockholders of nominees for directors to be elected at the Company’s Annual Meeting of Stockholders, if they are received on or before September 1 of the year of the meeting. In evaluating nominations received from stockholders, the Committee will apply the same criteria and follow the same process used to evaluate candidates recommended by members of the Nominating Committee. Stockholders wishing to recommend a nominee for director are to submit such nomination in writing, along with any other supporting materials the stockholder deems appropriate, to the Secretary of the Company at the Company’s offices at 240 Gibraltar Road, Suite 220, Pennsylvania Business Campus, Horsham, Pennsylvania 19044.

Audit Committee
The Board has an Audit Committee. The Audit Committee is currently composed of Gerald T. LaFlamme, Chairman, Mark S. Alsentzer, and Richard A. Barone. The charter of the Audit Committee is posted on the Company’s website at www.mace.com. All of the Audit Committee members are independent under the Audit Committee independence standards established by the NASDAQ Global Market, and the rules promulgated by the SEC and Section 3.14 of the Company’s Bylaws. The Board has also determined that Gerald T. LaFlamme, who serves as Chairman of the Audit Committee, is an Audit Committee financial expert as defined in the rules and regulations of the SEC and is “financially sophisticated” for the purposes of the rules of the NASDAQ Global Market.
Audit Committee Report
Mace’s management is responsible for the Company’s internal controls and the financial reporting process. Grant Thornton LLP, Mace’s independent registered public accounting firm, is responsible for performing an independent audit of Mace’s consolidated financial statements in accordance with auditing standards generally accepted in the United States and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes and review all related party transactions. In this context, the Audit Committee has met and held discussions with management and Grant Thornton LLP. Management has represented to the Audit Committee that Mace’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and Grant Thornton LLP. The Audit Committee discussed with Grant Thornton LLP matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). Grant Thornton LLP also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with Grant Thornton LLP that firm’s independence. Based on the Audit Committee’s discussion with management and Grant Thornton LLP, and the Audit Committee’s review of management’s representation and Grant Thornton LLP’s report to the Audit Committee, the Audit Committee recommended that the Board of Directors include the Company’s audited consolidated financial statements in Mace’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

The Audit Committee of the Board of Directors

Gerald T. LaFlamme, Chairman
Mark S. Alsentzer
Richard A. Barone

Compensation Committee
The Board has a Compensation Committee. The Compensation Committee is currently composed of John C. Mallon, Chairperson, and Richard A. Barone. The charter of the Compensation Committee is posted on the Company’s website at www.mace.com. All members of the Compensation Committee are independent directors within the meaning of the rules of the NASDAQ Global Market. The scope of authority of the Compensation Committee is to discharge the Board’s responsibilities relating to compensation of the Company’s directors, Chief Executive Officer (the “CEO”) and other senior executive officers. The Compensation Committee has overall responsibility for evaluating the compensation of the directors, the CEO and the executive officers of the Company as well as the Company’s incentive compensation plans and equity-based plans.
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The Compensation Committee annually reviews and approves corporate goals and objectives relevant to CEO compensation, evaluates the CEO’s performance in light of those goals and objectives, and determines the CEO’s compensation levels based on this evaluation.

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The Compensation Committee annually makes recommendations to the Board with respect to the compensation of the Corporation’s Chief Financial Officer and the Executive Vice President and General Counsel. The Compensation Committee has the authority to review the compensation of any employee, which the Committee, in its judgment, deems to be an executive officer. The CEO advises the Compensation Committee on the annual performance of the executive officers. The CEO also provides the Compensation Committee his opinion on appropriate levels of compensation for each executive officer.

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The Compensation Committee has the authority to retain and terminate any compensation consultant to be used to assist in the evaluation of director, CEO and executive officer compensation. During November, 2007, the Compensation Committee retained Hay Group to conduct a market analysis study with regard to the compensation of the CEO. The Compensation Committee instructed Hay Group to provide competitive data to be used to determine the appropriate number of options to be granted to the CEO. No compensation study was commissioned in 2008.

•	The Compensation Committee has the authority to form and delegate authority to subcommittees.

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The Compensation Committee prepares the annual report required to be included in the Company’s proxy statement and annual report on Form 10-K in compliance with the rules and regulations promulgated by the SEC. The Compensation Committee also reviews and discusses the Compensation Discussion and Analysis (the “CD&A”) required to be included in the Company’s proxy statement and annual report on Form 10-K with management and, based on such review and discussion, determines whether or not to recommend to the Board that the CD&A be so included.

Compensation Committee Interlocks and Insider Participation
The Compensation Committee of the Company’s Board of Directors for the year ended December 31, 2008 consisted of directors Constantine N. Papadakis, Ph.D., Chairman, and John C. Mallon, neither of whom have served as an officer or employee of the Company. No executive officer of Mace served as a director or compensation committee member of any entity in which the members of the Compensation Committee or the Board of Directors were an executive officer or director.
Executive Officers
The current executive officers of the Company are Dennis R. Raefield, Chief Executive Officer, Gregory M. Krzemien, Chief Financial Officer and Treasurer and Robert M. Kramer, Executive Vice President, General Counsel and Corporate Secretary.
Louis D. Paolino, Jr. was Chief Executive Officer of the Company during calendar year 2008, from January 1, 2008 through May 20, 2008. Gerald T. LaFlamme was Interim Chief Executive Officer from May 20, 2008 to August 18, 2008.

The current executive officers are as follows:

Name	Age	Position

Dennis R. Raefield	61	Chief Executive Officer

Gregory M. Krzemien	50	Chief Financial Officer and Treasurer

Robert M. Kramer	57	Executive Vice President, General Counsel and Secretary
Biographical information for each of the current executive officers appears below.
Dennis R. Raefield has served as the Chief Executive Officer of the Company since August 18, 2008. Mr. Raefield has served as a director of the Company since October 16, 2007. From April 2007 to August 15, 2008, Mr. Raefield was the President of Reach Systems, Inc. (a manufacturer of security access control systems). From February 2005 to February 2006, Mr. Raefield was President of Rosslare Security Products, Inc. (a manufacturer of diverse security products). From February 2004 to February 2005, Mr. Raefield was President of NexVision Consulting (security business consultant). From January 2003 to February 2004, Mr. Raefield was President of Ortega InfoSystems (a software developer). From October 1998 to November 2002, Mr. Raefield was President of Ademco and Honeywell Access Systems (a division of Honeywell, Inc. that manufactured access control systems).
Gregory M. Krzemien has served as the Chief Financial Officer and Treasurer of the Company since May 1999. From August 1992 through December 1998, he served as Chief Financial Officer and Treasurer of Eastern Environmental Services, Inc. From October 1988 to August 1992, Mr. Krzemien was a senior audit manager with Ernst & Young LLP. Mr. Krzemien received a B.S. degree in Accounting from the Pennsylvania State University.
Robert M. Kramer has served as Executive Vice President, General Counsel, and Secretary of the Company since May 1999, and as Chief Operating Officer of the Car and Truck Wash Segment from July 2000 to July 2006. Mr. Kramer also served as a director of the Company from May 1999 to December 2003. From June 1996 through December 1998, he served as General Counsel, Executive Vice President and Secretary of Eastern Environmental Services, Inc. Mr. Kramer is an attorney and has practiced law since 1979 with various firms, including Blank Rome Comisky & McCauley, Philadelphia, Pennsylvania and Arent Fox Kitner Plotkin & Kahn, Washington, D.C. From 1989 to December 2000, Mr. Kramer was the sole partner of Robert M. Kramer & Associates, P.C. From December 1989 to December 1997, Mr. Kramer served on the Board of Directors of American Capital Corporation, a registered securities broker dealer. Mr. Kramer received B.S. and J.D. degrees from Temple University.
On June 1, 2009, Mr. Kramer pled guilty based on constructive knowledge (not actual knowledge) to a one count Information charging him with a Petty Offense of a Class B misdemeanor of engaging in a pattern or practice of continuing to employ at least 50 undocumented aliens in the United States 8 U.S.C. 1324(a)(2) and (f). The charge resulted from the employment of undocumented aliens at four car washes owned by Car Care, Inc., a subsidiary of the Company during the period that Mr. Kramer was COO of the Company’s car washes. Car Care, Inc., the four managers of the four car washes, and the regional manager supervising the four car washes had previously pled guilty to a felony of harboring illegal aliens and committing identity theft, in violation of 18 U.S.C. § 371. Mr. Kramer was sentenced on September 15, 2009 to one year of probation and a fine of $75,000, which he has personally paid.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Introduction. The Compensation Committee is responsible for developing the Company’s philosophy and structure for executive compensation. Consistent with this philosophy, on an annual basis, the Compensation Committee reviews and sets the compensation for the Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”), and the Executive Vice President, General Counsel (“EVP”). Unless noted below, the following executive officers (the “Named Executive Officers”) have been the Executive Officers of the Company during calendar year 2008 to present:
(a)	Dennis R. Raefield, the President and CEO, August 18, 2008 to present;

(b)	Gerald T. LaFlamme, the Interim CEO, from May 20, 2008 to August 18, 2008;

(c)	Louis D. Paolino, Jr., the Chairman of the Board, CEO, and President, from January 1, 2008 to May 20, 2008;

(d)	Gregory M. Krzemien, the CFO and Treasurer; and

(e)	Robert M. Kramer, the EVP and General Counsel.
The Company’s executive compensation program is based on principles designed to align executive compensation with the Company’s business strategy of creating wealth for its shareholders and creating long-term value for the business. The Compensation Committee believes in establishing base executive compensation which is comparable to the median base compensation paid by comparable companies with bonuses tied to the execution of business strategies approved by the Board. It is the Company’s philosophy to evaluate its executive compensation structure with other companies of comparative size, type and geographic scope. The Company’s compensation policy for executives is intended to further the interests of the Company and its stockholders by encouraging growth of its business through securing, retaining, and motivating management employees of high caliber who possess the skills necessary for the development and growth of the Company. The policy was especially useful in 2008, as the Company was continuing its strategy of selling its car washes, focusing its energy on the Security Segment and developing its Digital Media Marketing Segment.
The Company terminated the services of Louis D. Paolino, Jr. as CEO on May 20, 2008. Gerald T. LaFlamme was Interim CEO from May 20, 2008 to August 18, 2008. The Company selected Dennis R. Raefield as its CEO as of August 18, 2008. The Compensation Committee believes that the Company’s current management team is experienced and capable.
Compensation and Benefits Philosophy. The compensation and benefits programs for the Named Executive Officers are designed with the goal of providing compensation and benefits that are fair, reasonable and competitive. The programs are intended to help the Company recruit and retain qualified executives, motivate executive performance to achieve specific strategic objectives of the Company, and align the interests of executive management with the long-term interests of the Company’s stockholders.
The design of specific programs is based on the following guiding principles:
Competitiveness: Compensation and benefit programs are designed to be competitive with those provided by companies with whom we compete for talent. In general, programs are considered competitive when all factors of a job are considered with compensation levels at the 50th percentile as measured against these competitor companies.
Performance: The Company believes that the best way to accomplish the alignment of compensation plans with the interest of its executives and shareholders is to link pay directly to individual and Company performance.
Cost: Compensation and benefit programs are designed to be cost-effective and affordable, ensuring that the interests of the Company’s stockholders are considered. This is especially critical during this time of transition, as we cannot afford to add executives to strengthen our “bench.”
Comparator Group: The relevant comparator group for compensation and benefit programs consists primarily of companies of comparative size, similar businesses and geographic scope. These are the firms with which the Company competes for talent. The comparator group was chosen to include companies with similar market capitalization, similar revenue size, direct competitors, and also included some companies in areas where the Company intended to do business in the future.

The comparator companies used when establishing the compensation for Mr. Paolino’s August 21, 2006 Employment Contract and Mr. Krzemien’s and Mr. Kramer’s February 12, 2007 Employment Contracts were:

Abatix Corporation	DHB Industries	Markwest Energy Part
Able Laboratories	Devcon International	Numerex
Adams Respiratory	ECC Capital Corp.	Pacific Ethanol Prove
Allied Defense Group	Emtec Inc.	RAE Systems
American Science Engineering	Hansen Natural Corporation	Strattec Security Corp.
Atlas America	Integrated Alarm Services Corp.	Sunopta
Boss Holdings	Inphonic Inc.	Sunpower Corp
Ceradyne	Identix	Taser International
Cogent	Ionatron	Therapeutics
Cohu	Kaanapali Land LLC	Versar Inc.
Compudyne	Lojack Corp.	Vicon Industries
Datatec Systems	MGP Ingredients	Viisage Technology Waste Services, Inc.
In addition to the comparator group above, Compensation Resources, Inc., the Company’s compensation consultant used in connection with Mr. Paolino’s 2006 Employment Contract and Mr. Krzemien’s and Mr. Kramer’s 2007 Employment Contracts, examined a much broader group of companies in varied industries with a similar financial profile as Mace. This group included 120 companies, and the findings from the larger sample indicated that our peer group was statistically relevant.
The comparator group used by the Company was modified in December 2007. The reason for the modification was to select companies that the Compensation Committee believed were more closely aligned to the Company. The Hay Group, the Company’s compensation consultant, used the comparator companies set forth below in connection with determining the second option grant made to Mr. Paolino under Mr. Paolino’s Employment Agreement dated August 21, 2006.

Command Security Corp	Lasercard Corp	Taser International, Inc.
Goldleaf Financial Solutions	Looksmart Ltd	Think Partnership, Inc.
Innodata Isogen, Inc.	Napco Security Systems, Inc	Track Data Corp
Kintera, Inc.	RAE Systems, Inc.	Tumbleweed Comm. Co
Versar, Inc.
Roles, Responsibilities and Charter of the Committee. The primary purpose of the Compensation Committee is to conduct reviews of the Company’s general executive compensation policies and strategies, oversee and evaluate the Company’s overall compensation structure and programs and establish the compensation for the Named Executive Officers. The Compensation Committee’s direct responsibilities include, but are not limited to:
•	Determining and approving the compensation level of the CEO;

•	Evaluating and approving compensation levels of the other Named Executive Officers;

•	Evaluating and approving all grants of equity-based compensation to Named Executive Officers;

•	Recommending to the Board compensation policies for non-employee directors; and

•	Designing performance-based and equity-based incentive plans for the CEO and other Named Executive Officers and reviewing other benefit programs presented to the Compensation Committee by the CEO.
In December 2007, the Committee retained the firm of Hay Group as its compensation consultant to assist in the continual development and evaluation of compensation policies and the Compensation Committee’s determinations of compensation awards. The role of Hay Group is to provide independent, third party advice and expertise in executive compensation issues.

Overall Program Components. The key components of the Company’s executive compensation package are direct compensation and company-sponsored benefit plans. These components are administered with the goal of providing total compensation that recognizes meaningful differences in individual performance, is competitive, varies the opportunity based on individual and corporate performance, and is valued by the Company’s executives. The Company seeks to achieve its compensation objectives through five key compensation elements:
•	A base salary;

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Structured performance bonuses (with respect to Mr. Paolino’s Employment Contract), Periodic (generally annual) grants of long-term, equity-based compensation (i.e., longer-term incentives), such as stock options, which may be subject to performance-based and/or time-based vesting requirements;

•	Change of control arrangements that are designed to retain executives and provide continuity of management in the event of an actual or threatened change of control;

•	Special awards and/or bonuses for duties that are above and beyond the normal scope of duties for a given executive; and

•	Perquisites and benefits.
Competitive Consideration. In making compensation decisions with respect to each element of compensation, the Compensation Committee considers the competitive market for executives and compensation levels provided by comparable companies. The Compensation Committee regularly reviews the compensation practices at companies with which it competes for talent, including businesses engaged in activities similar to those of the Company, as noted in the list above.

The Compensation Committee does not attempt to set each compensation element for each executive within a particular range related to levels provided by industry peers or the comparator group. The Compensation Committee does use market comparisons as one factor in making compensation decisions. Some of the other factors considered when making individual executive compensation decisions include individual contribution and performance, reporting structure, internal pay relationship, complexity and importance of role and responsibilities, leadership and growth potential.
Executive Compensation Practices. The Company’s practices with respect to each of the five key compensation elements identified above, as well as other elements of compensation, are set forth below, followed by a discussion of the specific factors considered in determining key elements of fiscal year 2008 compensation for the Named Executive Officers.
Base Salary. Base salary is designed to attract and retain experienced executives who can drive the achievement of the Company’s business goals. Mr. Raefield became the Company’s CEO on August 18, 2008. Mr. Raefield’s base salary was arrived at by negotiation. Mr. Raefield requested a base salary of $450,000 and after negotiation agreed to a base salary of $375,000, a one time signing fee of $50,000 and up to $5,000 for reimbursement of legal fees incurred in negotiating and reviewing his employment agreement. The Compensation Committee felt that Mr. Raefield’s security industry experience warranted the agreed upon base salary and the one time payments. Mr. Raefield’s agreed upon salary was less than the base salary of $450,000 that had been paid to Mr. Paolino, the former CEO. Base salaries were generally targeted slightly above the median of the competitive market for the CEO and slightly under the median for Mr. Krzemien and Mr. Kramer. Mr. Krzemien and Mr. Kramer did not receive any increase in base salary during 2008. While an executive’s initial base salary is determined through an assessment of comparative market levels for the position, the major factors in determining base salary increases are individual performance, pertinent experience, an increase in responsibility and the profitability of the Company. Executives who are new to a role have their base salaries set with reference to market median. If the new executive has significant experience the base salary may be set above market median.
The minimum salary for the CEO, CFO, and General Counsel are established by employment agreement. The amount of any increase over this minimum for the CEO, CFO and General Counsel are determined by the Compensation Committee based on a variety of factors, including:
•	The nature and responsibility of the position and, to the extent available, salary norms for persons in comparable positions at comparable companies;

•	The expertise of the individual executive;

•	The competitiveness of the market for the executive’s services;

•	The recommendations of the CEO (except in the case of his own compensation);

•	The amount of structured bonuses paid under the executive’s Employment Contract (in the case of Mr. Paolino); and

•	The success of the Company in achieving the goals established by the Board of Directors.
Where not specified by contract, salaries are generally reviewed annually.

Annual Incentives for Named Executive Officers. There was no formal incentive plan in place for 2008 that rewards the Named Executive Officers for annual results. The Employment Agreement between the Company and Mr. Raefield entered into on July 29, 2008 provided that Mr. Raefield and the Company were required to develop a mutually acceptable annual bonus plan for Mr. Raefield, within forty-five (45) days from the date of the Employment Agreement. No annual bonus plan for Mr. Raefield was proposed by the Compensation Committee for 2008 within the required time frame or to date. Due to the current nature of the business, the Company’s current operating losses, the Company’s entry into the digital media marketing business and the Company’s exit from the car wash segment, it is the opinion of the Compensation Committee that an Annual Incentive Plan and appropriate goal setting during this time of reorganization would be extremely difficult and could potentially reward non-desired behaviors. Therefore, we believe that equity participation provides a better line of sight and rewards the executives for increasing shareholder value and long-term growth of the Company. The Committee has implemented a formal 2009 Incentive Plan for the CEO based on benchmarks of achieved earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the year ended 2009. Based on the Company’s results to date, it is not anticipated that Mr. Raefield will receive any payments under the 2009 Incentive Plan for the CEO. The 2009 Incentive Plan was designed to focus on key financial, operational, and individual goals.
Under the terms of Mr. Paolino’s August 21, 2006 Employment Contract, he was entitled to a Mergers and Acquisition Transaction Bonus (“Transaction Bonus”) as a reward for his efforts in acquiring new business lines and divesting those businesses that no longer fit the strategic plan for the Company. This Transaction Bonus was 1% of the transaction value of any car wash sold, and 3% of the value of any other businesses bought or sold. The 3% reward was reduced by any fees paid to an investment banker hired by the Company where the investment banker located the transaction and conducted all negotiations (no deduction is made for any fairness opinion fee). Transaction Bonuses totaled $124,969 and $637,000 in 2008 and 2007, respectively. The Company’s 2006 Compensation Committee believed that the Company would save significantly by providing a Transaction Bonus to the CEO, and thereby avoiding the larger fees that would be paid to an Investment Banking Firm that specializes in this area. The 2006 Compensation Committee decided to reward and encourage acquisitions and divestitures through the structured Transaction Bonus.
The Compensation Committee has discretion to provide bonuses to the Named Executive Officers for exceptional results, special circumstances, and other non-quantitative measures. In 2008, no annual bonuses, special awards or recognition were granted by the Compensation Committee, and none of the Named Executive Officers received any annual incentive payments, other than the Transaction Bonus paid to Mr. Paolino under the terms of his Employment Contract.
Long-term Incentive Compensation. The long-term equity-based award is designed to attract and retain executives and certain other key employees, and to strengthen the link between compensation and increased returns for stockholders through share price appreciation. The Company uses stock options as its long-term incentive compensation. Awards granted to individual executives are discretionary and may be made annually under the Company’s 1999 Stock Option Plan (the “Option Plan”). The number of shares granted is at the discretion of the Compensation Committee and are generally awarded each year for the previous year’s performance, or when the Company conducts a market-based review to ensure compensation is in line with the outside world. The options are typically subject to a ten-year life and vest per the terms of each option agreement. Options are issued at the market closing price for the Company’s common stock on the date the option is authorized. The value of each option is not adjusted during the option’s lifetime.

The Company has adopted a policy on stock option grants that includes the following provisions relating to the timing of option grants:
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All awards of stock options to Named Executive Officers are awarded by the Compensation Committee or when each Named Executive Officer’s compensation and performance is reviewed by the Compensation Committee.

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All awards of stock options to employees who are not Named Executive Officers are awarded by the Compensation Committee based on the Named Executive Officer’s recommendations after review by the Compensation Committee.

•	Option grants are not timed with the release of material non-public information.

•	Except for inducement grants for new employees, Named Executive Officers recommend an award of stock options based on a review of the employee’s performance and compensation.

•	The grant date of the stock options is always the date the Compensation Committee authorizes the grant or a date in the future.

•	The exercise price is the closing price of the underlying common stock on the grant date authorized by the Compensation Committee.

•	Stock option awards for Named Executive Officers are promptly announced on a Form 4 filing.
The long-term incentive program calls for stock options to be granted with exercise prices of not less than fair market value of the Company’s stock on the date of authorization and to vest over time, based on continued employment, with rare exceptions made by the Compensation Committee. The Compensation Committee will not grant stock options with exercise prices below the market price of the Company’s stock on the date of authorization. New option grants to Named Executive Officers normally have a term of ten years.
Long-term equity grants are positioned at or below the median of the competitive market when performance is at target levels. When performance falls below target levels, funding will be below the market median or eliminated. When performance exceeds target levels, funding may be above the market median.
Overall grant levels are at the discretion of the Compensation Committee. The size of individual long-term equity based awards is determined using compensation guidelines developed based on individual performance.
Fiscal Year 2008 Stock Option Decisions. In fiscal 2008, as part of hiring Mr. Raefield, the Compensation Committee awarded Mr. Raefield a vested option for 250,000 shares of the Company’s Common Stock. The option is exercisable at $1.50 per share. The Black-Scholes value of the awarded option was $235,824. The median long term incentive compensation of chief executive officers, as set forth in the Hay Group’s 2007 Report, was $243,257.
The Compensation Committee believed that the option award was warranted due to the award being below the median of long term incentive compensation granted to chief executive officers, as stated in the Hay 2007 Report. Mr. Raefield’s total direct compensation under his employment agreement was below the median total direct compensation market consensus for chief executive officers, as set forth in the Hay Group’s 2007 Report.
Mr. Kramer and Mr. Krzemien were each awarded an option for 40,000 shares on March 25, 2008 at a per share exercise price of $1.44 per share, vesting one half immediately and the balance one year from the date of grant. The Black-Scholes value of the option for 40,000 shares was $31,459. According to a report of the Hay Group finalized on March 31, 2008, the value of the option was below the median of long term incentive compensation received by Chief Financial Officers and Executive Vice Presidents/General Counsels. The Compensation Committee, in an effort to conserve cash, decided not to increase the base salaries of Mr. Krzemien or Mr. Kramer for 2008. The Compensation Committee decided that an award of options would be appropriate to provide incentive to Mr. Krzemien and Mr. Kramer for 2008.

Mr. Paolino’s Employment Contract provided that he was to receive an option grant within five days of August 21, 2007, based on a market assessment. The amount of option shares which were required to be granted are determined by the Company’s Compensation Committee, based on a current compensation study of the Chief Executive Officer position. The amount of option shares, at time of grant, plus the $450,000 annual compensation paid to Mr. Paolino, is equal to no less than the “market consensus total direct compensation” amount paid by comparable companies to their Chief Executive Officers, as set forth in a compensation study to be obtained by the Compensation Committee. The Compensation Committee obtained the Hay Group’s 2007 Report, a compensation study for the Chief Executive Officer position from the Hay Group dated December 12, 2007. The Hay Group’s 2007 Report indicated that the median market consensus for total direct compensation was $722,834 and the 75th percentile market consensus for total direct compensation was $970,238. The Compensation Committee decided to award Mr. Paolino with an amount of options that would equal $335,800 in Black-Scholes value. On February 22, 2008, Mr. Paolino was issued 300,000 options in satisfaction of the employment contract obligation. Mr. Paolino objected to the size of the option grant, taking the position that an option for more shares should have been granted. To satisfy the objection of Mr. Paolino, the Company issued Mr. Paolino and, Mr. Paolino accepted, an additional option for 35,000 shares on March 25, 2008. Both options were fully vested on the date of the grant. The option agreements relating to the two option grants provided that the options may only be exercised within ninety days after a termination for cause, as defined under the option agreements. On May 20, 2008, the Company terminated Mr. Paolino. The Company has taken the position that Mr. Paolino was terminated for cause, as defined in the options agreements and that the two described options are no longer exercisable.
Change of Control Arrangements. The Employment Agreement between the Company and Mr. Raefield entered into on July 29, 2008 did not contain a provision for payments triggered by a change of control, but does require certain payments if Mr. Raefield is terminated without cause. The Company entered into a change of control arrangement with Mr. Paolino in 2006 and with Mr. Kramer and Mr. Krzemien in 2007. The Company entered into the arrangements in order to encourage the executives to remain employed with the Company during a period when the Company was changing its business from the car wash industry to the security business and e-commerce business. The Compensation Committee was concerned that the uncertain atmosphere could result in Mr. Paolino, Mr. Kramer, and Mr. Krzemien seeking employment at another company. The 2006 and 2007 Compensation Committee believed that it was important to retain its key executives as the Company transitioned its business.
Mr. Paolino’s change of control payment was linked to the single trigger of a change of control event. Mr. Paolino’s change of control payment was 2.99 times his five-year average compensation. The Compensation Committee believed that it was appropriate for the Chief Executive Officer to have a single trigger, which would result in a change of control payment. The 2.99 amount was selected as it was under the threshold of the amount where an excise tax under Section 280G of the Internal Revenue Code would be imposed. Compensation Resources, Inc., the Company’s compensation consultant, advised the Compensation Committee that a payment of 2.99 times total compensation was prudent, and that a single trigger was used among companies in the comparator group. To receive the change of control payment, Mr. Paolino was required to be employed by the Company at the time the change of control occurs. Additionally, if Mr. Paolino was paid the change of control payment, he could have then been discharged by the Company, without cause, with no further payment.
Mr. Kramer’s and Mr. Krzemien’s payments are linked to three separate events. Mr. Kramer and Mr. Krzemien receive a one-time payment of their base annual salary (currently $230,000) in the event that both a change of control occurs and Mr. Paolino no longer is Chief Executive Officer of the Company (“Double Trigger”). As Mr. Paolino was terminated as Chief Executive Officer of the Company on May 20, 2008, only one trigger remains on Mr. Kramer’s and Mr. Krzemien’s change of control payment. After the Double Trigger occurs, if the Company chooses to terminate Mr. Kramer or Mr. Krzemien, respectively, or the Company breaches their respective employment agreement, the affected Executive Officer would receive an additional one-time payment of his base annual salary (“Triple Trigger”). The Compensation Committee, after consultation with Compensation Resources, Inc., believed the lesser payment and the Double Trigger and Triple Trigger was sufficient to encourage the retention of Mr. Kramer and Mr. Krzemien.
Termination Payment Provisions for Mr. Raefield. The Employment Agreement between the Company and Mr. Raefield entered into on July 29, 2008 provides that Mr. Raefield can be terminated by the Board of Directors for cause, as set forth in the Raefield Employment Agreement without any severance or other payment. The Board of Directors can also terminate Mr. Raefield without cause, upon a payment of two times Mr. Raefield’s current annual base salary. Mr. Raefield is prohibited from competing with the Company during his period of employment and for a one year period following a termination of employment. The Company is obligated to pay Mr. Raefield $375,000 in exchange for the one year obligation not to compete if Mr. Raefield is employed through August 18, 2011 and the Company and Mr. Raefield do not enter into a new employment agreement within sixty days after August 18, 2011.

Change of Control Provision for Mr. Paolino. Louis D. Paolino, Jr., in August 2006, received a new three-year employment contract. Upon a change of control, Mr. Paolino was entitled to a payment of 2.99 times Mr. Paolino’s average total compensation (base salary plus any bonuses plus the value of any option awards, valued using the Black-Scholes method) over the past five years. If Mr. Paolino received the change of control payment, his employment could have been terminated by the Company without cause and with no further payment. Prior to a change of control payment, the Company was entitled to terminate Mr. Paolino, without cause upon the payment of 2.99 times Mr. Paolino’s five-year average total compensation. The Company computes the 2.99 payment as of December 31, 2007 as $3,851,000. The Company terminated Mr. Paolino on May 20, 2008 asserting that it had cause for the termination. Mr. Paolino, in an arbitration claim he has filed against the Company, is asserting that the Company did not have cause for his termination and he is seeking to enforce the termination payment under the 2.99 formula.
Change of Control Provision for Mr. Krzemien. Mace currently employs Gregory M. Krzemien, its CFO and Treasurer, under an employment contract entered into on February 12, 2007. Under the employment contract, Mr. Krzemien is entitled to receive a one time retention payment equal to his then annual base compensation upon the occurrence of both: (a) a change of control of the Company and (b) Louis D. Paolino, Jr. ceasing to be the CEO of the Company. Additionally, after Mr. Krzemien is paid the retention payment, he is entitled to receive a termination payment equal to his then annual base compensation if his employment contract is terminated without cause or if the Company breaches his employment contract. As of December 31, 2008, the annual base compensation of Mr. Krzemien was $230,000. If a change of control occurred on the date of this Proxy Statement, Mr. Krzemien would have received a retention payment of $230,000. Additionally, if on the date of this Proxy Statement, a change of control occurred, and the Company decided to either terminate Mr. Krzemien without cause or the Company breached Mr. Krzemien’s employment contract, Mr. Krzemien would have been paid a total of $460,000.
Change of Control Provision for Mr. Kramer. Mace currently employs Robert Kramer, its EVP and General Counsel, under an employment contract entered on February 12, 2007. Under his employment contract, Mr. Kramer is entitled to receive a one-time retention payment equal to his then annual base compensation upon the occurrence of both: (a) a change of control of the Company and (b) Louis D. Paolino, Jr. ceasing to be the CEO of the Company. Additionally, after Mr. Kramer is paid the retention payment, he is entitled to receive a termination payment equal to his then annual base compensation, if his employment contract is terminated without cause, or if the Company breaches his employment contract. As of December 31, 2008, the annual base compensation of Mr. Kramer was $230,000. If a change of control had occurred on the date of this Proxy Statement, Mr. Kramer would have received a retention payment of $230,000. Additionally, if on the date of this Proxy Statement, a change of,control had occurred and the Company decided to either terminate Mr. Kramer without cause or the Company breached Mr. Kramer’s employment contract, Mr. Kramer would have been paid a total of $460,000.
Benefits and Perquisites. With limited exceptions, the Committee supports providing benefits and perquisites to the Named Executive Officers that are substantially the same as those offered to other officers of the Company. In fiscal 2008, Mr. Paolino was entitled to $1,500 per month car allowance. As of February 12, 2007, Mr. Kramer and Mr. Krzemien became entitled to a $700 per month car allowance. Mr. Raefield in his employment agreement is entitled to receive a company vehicle for his personal use, having a lease cost of no more then $800 per month starting August 18, 2008.
Total Compensation. In making decisions with respect to elements of Named Executive Officers’ compensation, the Compensation Committee considers the total compensation of the executive, including salary, special awards/bonuses and long-term incentive compensation. In addition, in reviewing and approving employment agreements for Named Executive Officers, the Compensation Committee considers all benefits to which the officer is entitled by the agreement, including compensation payable upon termination of the agreement. The Compensation Committee’s goal is to award compensation that is reasonable when all elements of potential compensation are considered.
Policy with respect to the $1 million deduction limit. Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to the corporation’s Principal Executive Officer and the four other most highly compensated executive officers as of the end of the fiscal year. However, the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met.

The Compensation Committee designs certain components of Executive Officer compensation to permit full deductibility. The Compensation Committee believes, however, that shareholder interests are best served by not restricting the Compensation Committee’s discretion and flexibility in crafting compensation programs, even though such programs may result in certain non-deductible compensation expenses. Accordingly, the Compensation Committee has from time to time approved elements of compensation for certain officers that are not fully deductible, and reserves the right to do so in the future in appropriate circumstances.
Compensation Committee Report
The Compensation Committee of the Company’s Board of Directors consists of directors Richard A. Barone and John C. Mallon, both of whom the Board has determined to be independent pursuant to the NASDAQ Stock Market, Inc.’s Marketplace Rules. This report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act by virtue of any general statement in such filing incorporating the Form 10-K by reference, except to the extent that the Company specifically incorporates the information contained in this section by reference and shall not otherwise be deemed filed under either the Securities Act or the Exchange Act.
The Compensation Committee has reviewed and discussed with management the Executive Compensation Discussion and Analysis contained in this Proxy Statement for the 2009 Annual Shareholders’ Meeting. Based on the review and discussions, the Compensation Committee recommended to the Board of Directors that the Executive Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee of the Board of Directors
John C. Mallon
Richard A. Barone

EXECUTIVE COMPENSATION TABLES AND NARRATIVES
The following table provides summary information concerning cash and certain other compensation paid or accrued by Mace to, or on behalf of, the Named Executive Officers for the years ended December 31, 2008, 2007 and 2006.
SUMMARY COMPENSATION TABLE(1)

					All
				Option	Other
Name and Principal		Salary	Bonus	Awards	Compensation
Position	Year	($)	($)(4)	($)(5)	($)(6)	Total
Dennis R. Raefield. (2)	2008	$129,808	$50,000	$225,975	$6,767	$412,550
President and Chief Executive Officer

Gerald T. LaFlamme (3)	2008	$64,000	$—	$—	$—	$64,000
Interim Chief Executive Officer

Louis D. Paolino, Jr.	2008	$190,385	$124,969	$27,526	$7,615	$350,495
Chairman of the Board, President and	2007	$450,000	$637,000	$415,630	$19,545	$1,522,175
Chief Executive Officer	2006	$417,307	$—	$790,119	$26,728	$1,234,154

Robert M. Kramer	2008	$230,000	$—	$27,526	$8,400	$265,926
Executive Vice President,	2007	$227,308	$—	$109,721	$7,431	$344,460
General Counsel and Secretary	2006	$210,000	$—	$70,812	$4,070	$284,882

Gregory M. Krzemien	2008	$230,000	$—	$27,526	$8,400	$265,926
Chief Financial Officer and Treasurer	2007	$225,962	$—	$101,742	$7,731	$335,435
	2006	$200,000	$—	$56,650	$1,809	$258,459

(1)
The Company (i) granted no restricted stock awards, and (ii) maintained no other long-term incentive plan for any of the Named Executive Officers, in each case during the fiscal years ended December 31, 2008, 2007 and 2006. Additionally, the Company has never issued any stock appreciation rights (SARs), non-equity incentive plan compensation or non-qualified deferred compensation earnings.

(2)	Dennis R. Raefield became President and Chief Executive Officer on August 18, 2008.

(3)	Gerald T. LaFlamme served as interim Chief Executive Officer from May 20, 2008 to August 18, 2008.

(4)	Mr. Raefield’s employment agreement provided for a $50,000 signing fee. Additionally, transaction bonuses were paid to Mr. Paolino during 2007 and 2008 under the terms of his Employment Contract.

(5)
The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes, including the impact of estimated forfeitures, for the fiscal years ended December 31, 2008, 2007 and 2006, in accordance with SFAS 123(R) for all existing stock option awards and thus include amounts from awards granted in and prior to 2008. Assumptions used in the calculation of this amount are included in Note 2 to the Company’s Audited Financial Statements for the fiscal year ended December 31, 2008.

(6)
Mr. Raefield received a car at a lease cost of $791 per month beginning in August 2008 and received a reimbursement of legal expenses of $2,812 related to review of his employment contract. Mr. Paolino received a car at a lease cost of $1,500 per month through May 2007 and a car allowance upon expiration of his then current car lease of $1,500 per month beginning in June 2008 for the remainder of 2007 and through May 2008. Mr. Paolino also received a discount of $439, $1,545 and $8,728 on the purchase of security products from the Company during the fiscal years ended December 31, 2008, 2007 and 2006, respectively. Mr. Krzemien and Mr. Kramer received reimbursement for certain commuting expenses in 2006 and car allowances in 2007 and 2008. Additionally, during the first half of 2007 and in 2006 the Company allowed Mr. Paolino’s assistant to aid him with his personal business, which had no incremental cost to the Company.

Dennis R. Raefield Employment Agreement
Dennis R. Raefield serves as the Company’s President and Chief Executive Officer under an Employment Contract dated July 29, 2008 and expiring on August 18, 2011 (the “Raefield Employment Agreement”). Mr. Raefield’s base salary is $375,000 annually. As a one time incentive to execute the Raefield Employment Agreement, Mr. Raefield was paid $50,000 and received a reimbursement of legal expenses of $2,812 related to review of his employment contract.
In accordance with the Raefield Employment Agreement, Mr. Raefield received an option grant on July 30, 2008 exercisable into 250,000 shares of common stock at an exercise price of $1.50 per share (the “First Option”). The First Option was issued fully vested. On July 26, 2009, Mr. Raefield also received a second option grant exercisable for 250,000 shares (the “Second Option”). The Second Option vests over two years, with the first 125,000 option shares vesting 12 months from the date of grant and the second 125,000 option shares vesting 24 months from the date of grant. The Second Option fully vests upon a change of control of the Company.
The Raefield Employment Agreement provides that Mr. Raefield and the Company are required to develop a mutually acceptable annual bonus plan for Mr. Raefield within forty-five (45) days from the date of the Employment Agreement. No annual bonus plan was agreed upon for 2008. The bonus plan is to be designed to provide profitability targets for the Company that, if achieved, will allow the Mr. Raefield to earn annual bonuses of between thirty percent (30%) to fifty percent (50%) of his base salary; if any bonus is paid under the annual bonus plan, and the Company thereafter restates its financial statements such that the bonus or a portion thereof would not have been earned based on the restated financial statements, Mr. Raefield shall be obligated to repay to the Company the bonus he received or a portion thereof. The Raefield Employment Agreement further provides that Mr. Raefield can be terminated by the Board of Directors for cause without any severance or other payment. The Board of Directors can also terminate Mr. Raefield without cause, upon a payment of two times Mr. Raefield’s current annual base salary.
The Compensation Committee implemented a formal 2009 Incentive Plan for the CEO based on benchmarks of achieved earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the year ended 2009. Based on the Company’s results to date, it is not anticipated that Mr. Raefield will receive any payments under the 2009 Incentive Plan for the CEO.
Mr. Raefield has also been provided a Company vehicle at a lease cost of approximately $791 per month, plus all maintenance costs, and Company standard medical and other employee benefits. Mr. Raefield is prohibited from competing with the Company during his period of employment and for a one year period following a termination of employment. The Company is obligated to pay Mr. Raefield $375,000 in exchange for the one year non-compete obligation if Mr. Raefield is employed through August 18, 2011 and the Company and Mr. Raefield do not enter into a new employment agreement within sixty days after August 18, 2011.
Louis D. Paolino, Jr. Employment Agreement
Mace employed Louis D. Paolino, Jr. as its President and Chief Executive Officer under a three-year Employment Contract dated August 21, 2006 and expiring on August 21, 2009 (the “Paolino Employment Agreement”). The Company terminated Mr. Paolino’s employment on May 20, 2008. Before entering into the Paolino Employment Agreement, the Company obtained a Compensation Study from Compensation Resources, Inc., an independent third party consulting firm.

The initial base salary under the Paolino Employment Agreement was $450,000. The Paolino Employment Agreement provides for three separate option grants to Mr. Paolino for common stock under Mace’s 1999 Stock Option Plan at an exercise price equal to the close of market on the date of grant. The first grant was issued on August 21, 2006, and was an option exercisable into 450,000 shares of common stock at an exercise price of $2.30. The second options grant (the “Second Grant”) was to have been awarded within five days of August 21, 2007 (this award in the amount of 300,000 was made on February 22, 2008). Mr. Paolino objected to the size of the Second Grant, taking the position that an option for more shares should have been granted. To satisfy the objection of Mr. Paolino, the Company issued Mr. Paolino an additional option for 35,000 shares on March 25, 2008. Both options were fully vested on the date of the grant. The option agreements relating to the three option grants described above provided that the options may only be exercised within ninety days after a termination for cause, as defined in the option agreements. The Company has taken the position that Mr. Paolino was terminated for cause, as defined in the option agreements and that the three described options are no longer exercisable.
The Paolino Employment Agreement provided for a third option grant (the “Third Grant”) that was to have been awarded within five days of August 21, 2008. The Third Grant was never awarded as the Paolino Employment Agreement was terminated.
The annual options issued to Mr. Paolino under the Paolino Employment Agreement were required to be in an amount based on a formula administered by the Company’s Compensation Committee. The formula was based on a current compensation study of the Principal Executive Officer position. The amount of the annual option shares, at time of grant, plus the $450,000 annual compensation paid to Mr. Paolino, was to equal no less than the “market consensus total direct compensation” amount paid by the comparable companies to their chief executive officers, as set forth in a compensation study to be obtained by the Compensation Committee. The options with respect to each of the grants were to be fully vested on the date of the grant.
Under the Paolino Employment Agreement, Mr. Paolino received a bonus of (a) one percent (1%) of the sales price of any car washes sold (excepting one car wash under contract on the date of the Paolino Employment Agreement and which has been sold); and (b) three percent (3%) of the purchase or sale price of any other business sold or purchased. The three percent (3%) amount was reduced by the amount of any fee paid to an investment banker hired by the Company where the investment banker located the transaction and conducted all negotiations. The three percent (3%) amount was not reduced for fees paid to any investment banker for a fairness opinion or other valuation. In 2008 and 2007, the bonus paid to Mr. Paolino was $124,969 and $637,000, respectively.
Upon termination of employment by the Company without cause or upon a change of control, Mr. Paolino was entitled to a payment of 2.99 times Mr. Paolino’s average total compensation (base salary plus any bonuses plus the value of any option award, valued using the Black-Scholes method) over the past five years. If Mr. Paolino received the change of control bonus, his employment could then be terminated by the Company without cause and without the payment of a second 2.99 times payment. The Company computed the 2.99 payment as of December 31, 2007 as $3,851,000. The Company terminated Mr. Paolino on May 20, 2008, asserting that it had cause for the termination. Mr. Paolino, in an arbitration claim he has filed against the Company, is asserting that the Company did not have cause for his termination and he is seeking to enforce the termination payment under the 2.99 formula.
Under the Paolino Employment Agreement, Mr. Paolino received a car at a lease cost of $1,500 per month and Company standard medical and other employee benefits. Mr. Paolino was prohibited from competing with the Company during his period of employment and for a three-month period following a termination of employment.
Gregory M. Krzemien Employment Agreement
Mace currently employs Gregory M. Krzemien as its CFO and Treasurer under an Employment Contract dated February 12, 2007 and expiring on February 12, 2010 (the “Krzemien Employment Agreement”). The Company’s Compensation Committee obtained a Compensation Study from Compensation Resources, Inc. prior to entering into the Krzemien Employment Agreement. The initial base salary under the Krzemien Employment Agreement is $230,000. In accordance with the Krzemien Employment Agreement, Mr. Krzemien received an option grant for 60,000 shares of common stock under the Company’s Stock Option Plan at an exercise price of $2.73, the market price at the close of market on the date of grant. The options were granted on February 12, 2007. The options vested one-third on the date of the grant, one-third on February 12, 2008, and one-third on February 12, 2009.

Under the Krzemien Employment Agreement, Mr. Krzemien will receive a one-time retention payment equal to Mr. Krzemien’s then annual base compensation (currently $230,000) upon the occurrence of both: (a) a change of control of the Company and (b) Louis D. Paolino, Jr. ceasing to be CEO of the Company (this event occurred on May 20, 2008). After Mr. Krzemien receives the retention payment, if Mr. Krzemien’s employment is then terminated without cause or if the Company breaches the Krzemien Employment Agreement, Mr. Krzemien is entitled to an additional one-time payment equal to Mr. Krzemien’s then annual base compensation. The current total amount of both the retention payment and termination payment is $460,000.
Mr. Krzemien receives a monthly car allowance of $700, which began in February 2007, and the Company’s standard medical and other employee benefits. Mr. Krzemien is prohibited from competing with the Company during his period of employment and for a three-month period following termination of employment.
Robert M. Kramer Employment Agreement
Mace currently employs Robert M. Kramer as its EVP, General Counsel and Secretary under an Employment Contract dated February 12, 2007 and expiring on February 12, 2010 (the “Kramer Employment Agreement”). The Company’s Compensation Committee obtained a Compensation Study from Compensation Resources, Inc. prior to entering into the Kramer Employment Agreement. The initial base salary under the Kramer Employment Agreement is $230,000. In accordance with the Kramer Employment Agreement, Mr. Kramer received an option grant for 60,000 shares of common stock under the Company’s Stock Option Plan at an exercise price of $2.73, the market price at the close of market on the date of grant. The options were granted on February 12, 2007. The options vested one-third on the date of the grant, one-third on February 12, 2008 and one-third on February 12, 2009.
Under the Kramer Employment Agreement, Mr. Kramer will receive a one-time retention payment equal to Mr. Kramer’s then annual base compensation (currently $230,000) upon the occurrence of both: (a) a change of control of the Company and (b) Louis D. Paolino, Jr. ceasing to be CEO of the Company (this event occurred on May 20, 2008). After Mr. Kramer receives the retention payment, if Mr. Kramer’s employment is then terminated without cause or if the Company breaches the Kramer Employment Agreement, Mr. Kramer is entitled to an additional one-time payment equal to Mr. Kramer’s then annual base compensation. The current total amount of both the retention payment and termination payment is $460,000.
Mr. Kramer receives a monthly car allowance of $700, beginning in February 2007, and the Company’s standard medical and other employee benefits. Mr. Kramer is prohibited against competing with the Company during his period of employment and for a three-month period following termination of employment.
Potential Payments upon Termination or Change of Control
For a description of compensation that would become payable under existing arrangements in the event of a change of control or termination of each Named Executive Officers employment under several different circumstances, see the discussion under “Change of Control Arrangements” in the “Compensation Discussion and Analysis” Section which is part of the Executive Compensation Section of this report.
The following tables quantify the amounts payable upon a change of control or the termination of each of the Named Executive Officers, assuming such event occurred on the last business day of the Company’s last completed fiscal year. Mr. LaFlamme, a Named Executive Officer, had no change of control or termination arrangement.
Change of Control Payment and Termination Payments — Dennis R. Raefield, Chief Executive Officer

		Acceleration of Option
Event Triggering Payment	Severance Payment	Awards (9)
Termination by Company For Cause (1)	$—	None
Termination by Company without Cause (1)	$750,000	None
Non-Compete Payment (2)	$375,000	None
Change of Control (3)	$—	$—

Change of Control Payment and Termination Payments — Louis D. Paolino, Jr., former Chief Executive Officer
Calendar Year 2007 and January 1, 2008 to May 20, 2008

		Acceleration of Option
Event Triggering Payment	Severance Payment	Awards (9)
Termination by Company For Cause (4)	$—	None
Termination without Cause or on a Change of Control (5)	$3,851,000	$—
Change of Control Payment and Termination Payments — Gregory Krzemien, Chief Financial Officer

		Acceleration of Option
Event Triggering Payment	Severance Payment	Awards (9)
Change of Control (3)(6)	$230,000	$—
Termination by Company before Change of Control (7)	$230,000	$—
Termination by Mr. Krzemien (8)	$230,000	$—
Change of Control Payment and Termination Payments — Robert M. Kramer, Executive Vice President, General Counsel and Secretary

		Acceleration of Option
Event Triggering Payment	Severance Payment	Awards (9)
Change of Control (3)(6)	$230,000	$—
Termination by Company before Change of Control (7)	$230,000	$—
Termination by Mr. Kramer (8)	$230,000	$—

(1)
Cause is defined in the Raefield Employment Agreement as “(a) Employee committing against the Company fraud, gross misrepresentation, theft or embezzlement, (b) Employee’s conviction of any felony (excluding felonies involving driving a vehicle), (c) Employee’s material intentional violations of Company policies, or (d) a material breach of the provisions of the Raefield Employment Agreement, including specifically the failure of Employee to perform his duties after written notice of such failure from the Company.” The Raefield Employment Agreement provides that Mr. Raefield can be terminated by the Board of Directors for Cause, without any severance or other payment. The Board of Directors can also terminate Mr. Raefield without Cause, upon a payment of two times Mr. Raefield’s then current annual base salary. The termination payment is calculated based on Mr. Raefield’s base salary of $375,000 as of December 31, 2008.

(2)
Mr. Raefield is prohibited from competing with the Company during his period of employment and for a one year period following a termination of employment. The Company is obligated to pay Mr. Raefield $375,000 in exchange for his one year agreement not to compete, if Mr. Raefield is employed through August 18, 2011 and the Company and Mr. Raefield do not enter into a new employment agreement within sixty days after August 18, 2011.

(3)
A Change of Control Event is defined in the Named Executive Officer’s Employment Agreement as any of the events set forth in items (i) through and including (iii) below: (i) the acquisition in one or more transactions by any “Person,” excepting the employee, as the term “Person” is used for purposes of Sections 13(d) or 14(d) of the Exchange Act, of “Beneficial Ownership” (as the term beneficial ownership is used for purposes or Rule 13d-3 promulgated under the Exchange Act) of the fifty percent (50%) or more of the combined voting power of the Company’s then outstanding voting securities (the “Voting Securities”), for purposes of this item (i), Voting Securities acquired directly from the Company and from third parties by any Person shall be included in the determination of such Person’s Beneficial Ownership of Voting Securities; (ii) the approval by the shareholders of the Company of: (A) a merger, reorganization or consolidation involving the Company, if the shareholders of the Company immediately before such merger, reorganization or consolidation do not or will not own directly or indirectly immediately following such merger, reorganization or consolidation, more than fifty percent (50%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from or surviving such merger, reorganization or consolidation in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, reorganization or consolidation, or (B) a complete liquidation or dissolution of the Company, or (C) an agreement for the sale or other disposition of 50% or more of the assets of the Company and a distribution of the proceeds of the sale to the shareholders; or (iii) the acceptance by shareholders of the Company of shares in a share exchange, if the shareholders of the Company immediately before such share exchange do not or will not own directly or indirectly following such share exchange more than fifty percent (50%) of the combined voting power of the outstanding Voting Securities of the corporation resulting from or surviving such share exchange in substantially the same proportion as the ownership of the Voting Securities outstanding immediately before such share exchange.

(4)
The Company was permitted to terminate Mr. Paolino without payment under the Paolino Employment Agreement, if Mr. Paolino caused material harm to the Company by Mr. Paolino engaging in willful misconduct or a felony. Under the Paolino Employment Agreement, material harm is defined as the Company incurring expenses of Five Hundred Thousand ($500,000) Dollars or more. As described in Item 3 of this Annual Report on Form 10-K, the Company and Mr. Paolino are in arbitration regarding whether the Company was entitled to terminate Mr. Paolino on May 20, 2008 under the provisions of the Paolino Employment Agreement described in this footnote 4.

(5)
Upon the first to occur of a Change of Control or the termination of Mr. Paolino, except for terminations described in footnote 4 above, the Company was obligated to pay Mr. Paolino 2.99 times Mr. Paolino’s average total compensation (base salary plus any bonuses plus the value of any option award, valued using the Black-Scholes formula) over the past five years. The stated amount was calculated based on Mr. Paolino’s average total compensation over the past five years as of December 31, 2007. As described in Item 3 of this Annual Report on Form 10-K, the Company and Mr. Paolino are in arbitration regarding whether the Company owes Mr. Paolino the payment described in this footnote 5 due to the Company’s termination of Mr. Paolino on May 20, 2008.

(6)
Payment is the amount of the Named Executive Officer’s then current annual base salary. The Named Executive’s current base salary as of December 31, 2008 is $230,000. Payment is due (the “Retention Payment”) on the occurrence of a Change of Control Event plus Mr. Paolino no longer serving as the Company’s CEO, either before or after the Change of Control Event.

(7)
The payment is not due upon a termination based on the inability of the Named Executive Officer to perform his duties for 120 consecutive days because of illness or termination or based on the Named Executive Officer being terminated for cause. Cause is the Named Executive Officer committing fraud, misrepresentation, theft or embezzlement against the Company, conviction of a felony, material intentional violations of the Company’s policies or a material breach by the Named Executive Officer of his Employment Agreement. The Company does not have the right to terminate without cause until the Retention Payment has been paid (see footnote 6 above).

(8)
If the Company breaches or defaults the Named Executive Officer’s Employment Agreement, the Named Executive Officer may terminate his Employment Agreement and the Company is then obligated to pay the Named Executive Officer his then annual base salary. Upon termination by the Named Executive Officers upon a breach by the Company, the Company remains obligated to pay the Retention Payment, if it would have become due but for the breach or default of the Company.

(9)	Assumes exercise of all in-the-money stock options for which vesting accelerated at $0.80 per share (the closing price of the Company’s common stock on December 31, 2008).
Grants of Stock Options
The following table sets forth certain information concerning individual grants of stock options to the Named Executive Officers during the fiscal year ended December 31, 2008.
GRANTS OF PLAN-BASED AWARDS

		All other Option
		Awards:		Grant Date
		Number of	Exercise Price	Fair Value of
		Securities	of Option	Stock and
		Underlying	Awards per	Option
Name	Grant Date	Options	Share	Awards

Dennis R. Raefield	7/30/08	250,000	$1.50	$209,883
Gregory M. Krzemien	3/25/08	40,000	$1.44	$31,459
Robert M. Kramer	3/25/08	40,000	$1.44	$31,459

On July 30, 2008, as part of hiring Mr. Raefield, the Compensation Committee awarded Mr. Raefield a vested option for 250,000 shares of the Company’s Common Stock. The option is exercisable at $1.50 per share. The Black-Scholes value of the awarded option was $235,824. The median long term incentive compensation of chief executive officers, as set forth in the Hay Group’s 2007 Report was $243,257. The Compensation Committee believed that the option award was warranted due to the award being below the median of long term incentive compensation granted to chief executive officers, as stated in the Hay Group’s 2007 Report, a compensation study for the Chief Executive Officer position from the Hay Group dated December 12, 2007. Mr. Raefield’s total direct compensation under his employment agreement was below the median total direct compensation market consensus for chief executive officers, as set forth in the Hay Group’s 2007 Report.
Mr. Kramer and Mr. Krzemien were each awarded an option for 40,000 shares on March 25, 2008 at a per share exercise price of $1.44 per share, vesting one half immediately and the balance one year from the date of grant. The Black-Scholes value of the option for 40,000 shares was $31,459. According to a report of the Hay Group finalized on March 31, 2008, the value of the option was below the median of long term incentive compensation received by Chief Financial Officers and Executive Vice Presidents/General Counsels. The Compensation Committee, in an effort to conserve cash, decided not to increase the base salaries of Mr. Krzemien or Mr. Kramer for 2008. The Compensation Committee decided that an award of options would be appropriate to provide incentive for Mr. Krzemien and Mr. Kramer for 2008.
Mr. Paolino’s Employment Contract provided that he was to receive an option grant within five days of August 21, 2007, based on a market assessment. The amount of option shares which were required to be granted are determined by the Company’s Compensation Committee based on a current compensation study of the Chief Executive Officer position. The amount of option shares, at time of grant, plus the $450,000 annual compensation paid to Mr. Paolino, is to equal no less than the “market consensus total direct compensation” amount paid by comparable companies to their chief executive officers, as set forth in a compensation study to be obtained by the Compensation Committee. The Compensation Committee obtained the Hay Group’s 2007 Report on December 12, 2007. The Hay Group’s 2007 Report indicated that the median market consensus for Total Direct Compensation was $722,834 and the 75th percentile market consensus for total direct compensation was $970,238. The Compensation Committee decided to award Mr. Paolino with an amount of options that would equal $335,800 in Black-Scholes value. On February 22, 2008, Mr. Paolino was issued 300,000 options in satisfaction of the employment contract obligation. Mr. Paolino objected to the size of the option grant, taking the position that an option for more shares should have been granted. To satisfy the objection of Mr. Paolino, the Company issued Mr. Paolino an additional option for 35,000 shares on March 25, 2008. Both options were fully vested on the date of the grant. The option agreements relating to the two option grants, provided that the options may only be exercised within ninety days after a termination for cause, as defined under the option agreements. The Company has taken the position that Mr. Paolino was terminated for cause, as defined in the option agreements and that the two options are no longer exercisable.

Aggregated Option and Warrant Exercises in Last Fiscal Year
The following table sets forth certain information regarding stock options held by the Named Executive Officers during the fiscal year ended December 31, 2008, including the number of exercisable and un-exercisable stock options as of December 31, 2008 by grant. No options were exercised by any of the Named Executive Officers during the fiscal year ended December 31, 2008.
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Number of		Number of
	Securities		Securities
	Underlying		Underlying
	Unexercised		Unexercised	Option
	Options		Options	Exercise	Option	Option
	(#)		(#)	Price	Grant	Expiration
Name	Exercisable		Unexercisable	($)	Date	Date
Dennis R. Raefield	(3)	15,000	—	1.94	1/8/2008	1/8/2018
	(4)	250,000	—	1.50	7/30/2008	7/30/2018

Louis D. Paolino, Jr.	(1)	5,000	—	2.56	10/18/2000	10/18/2010
	(2)	87,500	—	2.36	4/4/2002	4/4/2012
	(1)	150,000	—	1.32	7/14/2003	7/14/2013
	(2)	568,182	—	4.21	11/2/2004	11/2/2014
	(2)	14,000	—	5.35	11/19/2004	11/19/2014
	(2)	150,000	—	5.35	11/19/2004	11/19/2014
	(2)	15,000	—	2.64	10/31/2005	10/31/2015
	(2)	150,000	—	2.40	3/23/2006	3/23/2016
	(2)	450,000	—	2.30	8/21/2006	8/21/2016

Gregory M. Krzemien (5)		62,500	—	5.38	3/26/1999	3/26/2009
		50,000	—	1.38	3/30/2001	3/30/2011
		37,500	—	2.36	4/4/2002	4/4/2012
		150,000	—	1.32	7/14/2003	7/14/2013
		50,000	—	5.35	11/19/2004	11/19/2014
		60,000	—	2.40	3/23/2006	3/23/2016
		40,000	20,000	2.73	2/12/2007	2/12/2017
		20,000	20,000	1.44	3/25/2008	3/25/2018

Robert M. Kramer (6)		81,395	—	5.38	3/26/1999	3/26/2009
		18,605	—	11.00	12/27/1999	12/27/2009
		5,000	—	2.56	10/18/2000	10/18/2010
		50,000	—	5.38	3/30/2001	3/30/2011
		37,500	—	2.36	4/4/2002	4/4/2012
		150,000	—	1.32	7/14/2003	7/14/2013
		37,500	—	4.21	11/2/2004	11/2/2014
		75,000	—	5.35	11/19/2004	11/19/2014
		75,000	—	2.40	3/23/2016	3/23/2016
		40,000	20,000	2.73	2/12/2007	2/12/2017
		20,000	20,000	1.44	3/25/2008	3/25/2018

(1)	Fully vested option.

(2)
The option agreement relating to the option grant provided that the option grant may only be exercised within ninety days after a termination for cause. The Company has taken the position that Mr. Paolino was terminated for cause, as defined in the option agreement, and that the described option is no longer exercisable.

(3)	Fully vested options granted to Mr. Raefield during the period Mr. Raefield served as a Director.

(4)	Fully vested options granted to Mr. Raefield as part of Mr. Raefield being hired as the Company’s President and Chief Executive Officer.

(5)
All options are fully vested, except for the option for 60,000 shares granted on February 12, 2007; 20,000 shares vested immediately, 20,000 shares vested on February 12, 2008 and 20,000 will vest on February 12, 2009, and the option for 40,000 shares granted on March 25, 2008; 20,000 shares vested immediately and 20,000 shares will vest on March 25, 2009.

(6)
All options are fully vested, except for the option for 60,000 shares granted on February 12, 2007; 20,000 shares vested immediately, 20,000 shares vested on February 12, 2008 and 20,000 will vest on February 12, 2009, and the option for 40,000 shares granted on March 25, 2008; 20,000 shares vested immediately and 20,000 shares will vest on March 25, 2009.

THE PRINCIPAL STOCKHOLDERS OF MACE
Beneficial Ownership
The following beneficial ownership table sets forth information as of October 15, 2009 regarding ownership of shares of Mace common stock by the following persons:
•	each person who is known to Mace to own beneficially more than 5% of the outstanding shares of Mace common stock, based upon Mace’s records or the records of the SEC;
•	each director of Mace;
•	each Named Executive Officer; and
•	all directors and executive officers of Mace, as a group.
Unless otherwise indicated, to Mace’s knowledge, all persons listed on the beneficial ownership table below have sole voting and investment power with respect to their shares of Mace common stock. Shares of Mace common stock subject to options or warrants exercisable within 60 days of October 15, 2009 are considered outstanding for the purpose of computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage ownership of any other person.

			Percentage of
Name and Address of	Amount and Nature of Beneficial		Common Stock
Beneficial Owner	Ownership		Owned (1)

Lawndale Capital Management, LLC	1,574,479	(2)	9.8%
591 Redwood Highway, Suite 2345 Mill Valley, CA 94941

Ancora Group (3)	1,344,700	(4)	8.4%
One Chagrin Highlands 2000 Auburn Drive, Suite 300 Cleveland, Ohio 44122

Louis D. Paolino, Jr.	1,045,958	(5)	6.5%
2626 Del Mar Place Fort Lauderdale, Florida 33301

Robert M. Kramer	609,539	(6)	3.7%

Gregory M. Krzemien	472,750	(7)	2.9%

Mark S. Alsentzer	437,500	(8)	2.7%

Dennis R. Raefield	275,000	(9)	1.7%

Richard A. Barone	147,000	(10)	*

John C. Mallon	40,000	(11)	*

Gerald T. LaFlamme	30,000	(12)	*

All current directors and executive officers as a group (7 persons)	2,011,789	(13)	11.5%

*	Less than 1% of the outstanding shares of Mace common stock.

(1)	Percentage calculation is based on 16,052,075 shares outstanding on October 15, 2009.

(2)
According to their Schedule 13D Amendment 7 filed with the SEC on October 16, 2007, consists of 1,574,479 shares to which Lawndale Capital Management, LLC (“Lawndale”) has shared voting and dispositive power. The Schedule 13D was filed jointly by Lawndale, Andrew Shapiro and Diamond A. Partners, L.P. (“Diamond”). Lawndale is the investment advisor to and the general partner of Diamond, which is an investment limited partnership. Mr. Shapiro is the sole manager of Lawndale. Mr. Shapiro is also deemed to have shared voting and dispositive power with respect to the shares reported as beneficially owned by Lawndale. Diamond has shared voting and dispositive power with respect to 1,375,428 shares of the Company.

(3)
According to its Schedule 13D Amendment 5 filed with the SEC on August 31, 2009, Ancora Group, which includes Ancora Capital, Inc.; Ancora Securities, Inc., the main subsidiary of Ancora Capital, Inc.; Ancora Advisors, LLC; Ancora Trust, the master trust for the Ancora Mutual Funds; Ancora Foundation, a private foundation; Merlin Partners, an investment limited partnership; and various owners and employees of the aforementioned entities have aggregate beneficial ownership of 1,344,700 shares. Ancora Securities, Inc. is registered as a broker/dealer with the SEC and FINRA, formerly known as NASD. Ancora Advisors, LLC is registered as an investment advisor with the SEC under the Investment Advisors Act of 1940, as amended. The Ancora Trust, which includes Ancora Income Fund, Ancora Equity Fund, Ancora Special Opportunity Fund, and Ancora MicroCap Fund, are registered with the SEC as investment companies under the Investment Company Act of 1940, as amended. Mr. Richard Barone is the controlling shareholder of Ancora Capital, controls 31% of Ancora Advisors, LLC owns approximately 5% of Merlin Partners, and is Chairman of and has an ownership interest in the various Ancora Funds. Ancora Advisors, LLC has the power to dispose of the shares owned by the investment clients for which it acts as advisor, including Merlin Partners, for which it is also the General Partner, and the Ancora Mutual Funds. Ancora Advisors, LLC disclaims beneficial ownership of such shares, except to the extent of its pecuniary interest therein. Ancora Securities, Inc. acts as the agent for its various clients and has neither the power to vote nor the power to dispose of the shares. Ancora Securities, Inc. disclaims beneficial ownership of such shares. All entities named herein each disclaim membership in a Group within the meaning of Section 13(d)(3) of the Exchange Act and the Rules and Regulations promulgated thereunder.

(4)
The 1,344,700 aggregate shares listed for the Ancora Group are owned beneficially, according to Schedule 13D Amendment 5 filed with the SEC on August 31, 2009, as follows: (a) 320,000 by the Ancora Mutual Funds for which Mr. Barone is a portfolio manager; (b) 1,018,500 by investment clients of Ancora Advisors, LLC, over which shares Ancora Advisors LLC has the power of disposition by virtue of an Investment Management Agreement (Ancora Advisors, LLC has disclaimed beneficial ownership of such shares); and (c) 6,200 by owners/employees of Ancora Group.

(5)	Includes options to purchase 155,000 shares.

(6)	Includes options to purchase 530,000 shares.

(7)	Includes options to purchase 447,500 shares.

(8)
Includes options to purchase 137,500 shares. Does not include 200,000 shares that Mr. Alsentzer delivered to Argyll Equities, LLC (“Argyll”), as collateral for a $600,000 loan obtained by Mr. Alsentzer on April 27, 2004 (the “Pledged Shares”). Mr. Alsentzer has advised the Company that the shares were delivered in street name. By letter dated May 4, 2005, Mr. Alsentzer requested that Argyll confirm in writing that the Pledged Shares were in Argyll’s possession and being held as collateral, under the terms of Mr. Alsentzer’s agreement with Argyll. To date, Mr. Alsentzer has not received the requested confirmation or any notice of default from Argyll. Based on the information the Company has received, the Company has decided not to allow Mr. Alsentzer to vote the 200,000 shares.

(9)	Includes options to purchase 265,000 shares.

(10)	Includes 100,000 shares owned by Mr. Barone, 32,000 shares owned by entities Mr. Barone directly controls and options to purchase 15,000 shares.

(11)	Includes options to purchase 30,000 shares.

(12)	Represents options to purchase 30,000 shares.

(13)	See Notes 1 and 5 through 11 above.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires Mace’s directors and executive officers, as well as persons beneficially owning more than 10% of Mace’s outstanding shares of common stock and certain other holders of such shares (collectively, “Covered Persons”), to file with the SEC and the NASDAQ Stock Market, within specified time periods, initial reports of ownership, and subsequent reports of changes in ownership, of common stock and other equity securities of Mace. Based upon Mace’s review of copies of such reports furnished to it and upon representations of Covered Persons that no other reports were required, to Mace’s knowledge, all of the Section 16(a) filings required to be made by the Covered Persons with respect to 2008 were made on a timely basis, except for a Form 4 filing of John C. Mallon with respect to the purchase of 10,000 shares of Company common stock that was made six days late.
ADDITIONAL INFORMATION
Certain Relationships and Related Party Transactions
The Company’s Security Segment leases manufacturing and office space under a lease with Vermont Mill, Inc. (“Vermont Mill”) that was originally executed on November 15, 1999. Vermont Mill is controlled by Jon E. Goodrich, a former director and current employee of the Company. In November 2004, the Company exercised an option to continue the lease through November 2009 at a rate of $10,576 per month. The Company amended the lease in 2008 to occupy additional space for an additional $200 per month. The Company also began leasing in November 2008, on a month-to-month basis through May 2009, approximately 3,000 square feet of temporary inventory storage space at a monthly cost of $1,200. In September 2009, the Company and Vermont Mills extended the term of the lease to November 14, 2010 at a monthly rental rate of $10,776 per month. The Company believes that the lease rate is lower than lease rates charged for similar properties in the Bennington, Vermont area. Rent expense under this lease was $128,000 for the years ending December 31, 2008 and $127,000 for the years ending December 31, 2007 and 2006.

The Company’s Audit Committee Charter, Section IV.E (vi), provides that the Audit Committee annually reviews all existing related party transactions or other conflicts of interest that exist between employees and directors and the Company. The Audit Committee Charter also requires that the Audit Committee review all proposed related party transactions. As provided in Section IV.E (iv) of the Audit Committee Charter, the Company may not enter into a related party transaction, unless the transaction is first approved by the Audit Committee. The Audit Committee Charter is in writing and is available for review on the Company’s website at www.mace.com under the Investor Relations heading. The current members of the Audit Committee are Gerald T. LaFlamme, Richard A. Barone and Mark Alsentzer. When reviewing related party transactions, the Audit Committee considers the benefit to the Company of the transaction and whether the transaction furthers the Company’s interest. The decisions of the Audit Committee are set forth in writing in the minutes of the meetings of the Audit Committee.
Deadline For Stockholder Proposals
July 2, 2010 is the deadline for stockholders to submit proposals pursuant to Rule 14a-8 of the Exchange Act for inclusion in Mace’s Proxy Statement for Mace’s 2010 Annual Meeting of Stockholders. If any stockholder proposal is submitted after September 15, 2010, the Proxy holders will be allowed to use their discretionary voting authority when the proposal is raised at the 2010 Annual Meeting without any discussion of the matter in the Proxy Statement for that meeting.
Stockholder Access Policy
Stockholders who wish to communicate with directors should do so by writing to the Company’s Secretary, Robert M. Kramer, at the Company’s offices at 240 Gibraltar Road, Suite 220, Pennsylvania Business Campus, Horsham, Pennsylvania 19044. The Secretary of the Company reviews all such correspondence and regularly forwards to the Board a summary of all such correspondence and copies of all correspondence that, in the opinion of the Secretary, deals with the functions of the Board or Board Committees or that he otherwise determines requires their attention. Directors may at any time review all correspondence received by the Company that is addressed to members of the Board and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters will be brought to the attention of the Company’s Audit Committee.
Mace’s Annual Report
A copy of Mace’s 2008 Annual Report to Stockholders (including its Annual Report on Form 10-K, with financial statements and schedules, but excluding exhibits) accompanies this Proxy Statement, but it is not to be regarded as proxy solicitation material. Upon request and with the payment of a reasonable fee, Mace will furnish to record and beneficial holders of its common stock copies of exhibits to the Form 10-K. Direct all requests for copies of the above materials or directions to the Annual Meeting of Stockholders to Don Taylor, Investor Relations, at the offices of Mace set forth on page 1 of this Proxy Statement.

Householding of Proxy Materials
Certain stockholders who share the same address may receive only one copy of the Proxy Statement and Mace’s 2008 Annual Report to Stockholders in accordance with a notice delivered from such stockholders’ bank, broker or other holder of record, unless the applicable bank, broker or other holder of record received contrary instructions. This practice, known as “householding,” is designed to reduce printing and postage costs. Stockholders owning their shares through a bank, broker or other holder of record who wish to either discontinue or commence householding may request or discontinue householding, or may request a separate copy of the Proxy Statement or Mace’s 2008 Annual Report to Stockholders, either by contacting their bank, broker or other holder of record at the telephone number or address provided in the above referenced notice, or contacting the Company by telephone at (215) 259-5671 or in writing at 240 Gibraltar Road, Suite 220, Horsham, Pennsylvania 19044, Attention: Secretary. Stockholders who are requesting to commence or discontinue householding should provide their name, the name of their broker, bank or other record holder and their account information.

By Order of the Board of Directors,
/s/ Robert M. Kramer
Robert M. Kramer, Secretary
Horsham, Pennsylvania
November 3, 2009

ANNUAL MEETING OF STOCKHOLDERS OF
MACE SECURITY INTERNATIONAL, INC.
December 15, 2009
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card
are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=12765
Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.
ê Please detach along perforated line and mail in the envelope provided. ê

■	20530000000000000000 7	121509

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
1.	Election of Directors:

NOMINEES:
☐	FOR ALL NOMINEES	o	Mark S. Alsentzer
		o	Richard A. Barone
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	o o	Gerald T. LaFlamme John C. Mallon
		o	Dennis R. Raefield
☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

		FOR	AGAINST	ABSTAIN
2.	Ratification of Grant Thornton LLP as Mace’s independent registered public accounting firm for fiscal year 2009.	☐	☐	☐

In their discretion, the Proxies are authorized, to the extent permitted by the rules of the Securities and Exchange Commission, to vote upon such other business as may properly come before the meeting and any adjournment or postponement thereof.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

■	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	■

0                    ■
MACE SECURITY INTERNATIONAL, INC.
240 Gibraltar Road, Suite 220
Horsham, Pennsylvania 19044
PROXY — Annual Meeting of Stockholders — December 15, 2009
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints Gregory M. Krzemien and Robert M. Kramer severally as proxies, each with the power to appoint his substitute, and hereby authorizes either or both of them to represent and to vote, as designated on the reverse side hereof, all the shares of common stock of Mace Security International, Inc. (“Mace”) held of record by the undersigned on October 23, 2009, at the Annual Meeting of Stockholders to be held on December 15, 2009, and at any adjournment or postponement thereof.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED FOR ELECTION OF DIRECTORS UNDER THE PROPOSAL; AND IN ACCORDANCE WITH THE PROXIES’ JUDGEMENT UPON OTHER MATTERS PROPERLY COMING BEFORE THE MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.
(Continued and to be signed on the reverse side)

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